Credit Suisse Global Ag Productivity Conference Jim Prokopanko, President and Chief Executive Officer March 9, 2010 Exhibit 99.1

1
Good morning, everyone.  I’m delighted to have the opportunity to speak with you today about Mosaic, the outstanding long-term outlook for the crop nutrient industry and our strong market position in both
Potash and Phosphates.
We’d like to thank Elaine Yip for coverage of the sector and sponsoring this conference.
Following a year of challenging economic events and considerable uncertainty, I’m happy to say 2010 is beginning with greater clarity and direction in the markets we serve.  We are seeing encouraging signs of a return to confidence and optimism in the farm sector with farmers prepared to invest in the coming planting season.  Mosaic is uniquely positioned as a leading supplier of both potash and phosphate products needed by grain and oilseed producers worldwide.  This unique paring of nutrients will benefit our customers and shareholders.

Slide 2
Safe Harbor Statement
This presentation contains forward-looking statements within the meaning of the Private
Securities Litigation Reform Act of 1995.  Such statements include, but are not limited to, statements about future financial and operating results.  Such statements are based upon the current beliefs and expectations of The Mosaic Company’s management and are subject to significant risks and uncertainties. These risks and uncertainties include but are not limited to the predictability and volatility of, and customer expectations about, agriculture, fertilizer, raw material, energy and transportation markets that are subject to competitive and other pressures and the effects of the current economic and financial turmoil; the level of inventories in the distribution channels for crop nutrients; changes in foreign currency and exchange rates; international trade risks; changes in government policy; changes in environmental and other governmental regulation, including greenhouse gas regulation;
difficulties or delays in receiving, or increased costs of, necessary governmental permits or approvals; the effectiveness of our processes for managing our strategic priorities; adverse weather conditions affecting operations in Central Florida or the Gulf Coast of the United
States, including potential hurricanes or excess rainfall; actual costs of asset retirement, environmental remediation, reclamation or other environmental regulation differing from management’s current estimates; accidents and other disruptions involving Mosaic’s operations, including brine inflows at its Esterhazy, Saskatchewan potash mine and other potential mine fires, floods, explosions, seismic events or releases of hazardous or volatile chemicals, as well as other risks and uncertainties reported from time to time in The Mosaic
Company’s reports filed with the Securities and Exchange Commission.  Actual results may differ from those set forth in the forward-looking statements.

2
Before I proceed, I need to remind you that our presentation contains forward-looking statements.
The remarks I make are based on information and understandings we believe to be accurate as of today’s date, March 9, 2010.
Actual results are likely to differ from those set forth in the forward-looking statements.

Slide 3 Strategic Focus Deliver value for shareholders Focus on Potash and Phosphate • Grow Potash • Strengthen Phosphate Maintain a strong balance sheet

3
At Mosaic, our focus is on shareholder value creation, driven by the unquestionable long-term demand for our products.  As a global leader in nutrients, Mosaic will benefit from the expanding worldwide need for food, feed and fuel.
At the core of our strategy is a plan to solidify our resource base and invest in the growth of both phosphate and potash. In Potash, we are pursuing brownfield expansions. In Phosphates, we are focusing on growing the value of our business and maintaining our position as one of the lowest cost phosphate producers in the world.  Our expansive global distribution network, aligned with our North
American production assets, provides us access to the largest global markets, often on a counter seasonal basis.
Over time, the combination of two strong product lines has produced great returns for our shareholders.
Compared to single nutrient focused companies, our balanced portfolio in phosphates and potash gives us steadier sales volumes and cash flow in periods where demand for one nutrient may be greater than for another.  Both our Phosphates and Potash segments have generated robust results over the past few years.
Supported by our strong balance sheet, we have the financial flexibility required to expand our global profile in potash and phosphates and are actively pursuing opportunities to do so.

PotashCorp
Mosaic
Belaruskali
Kali & Salz
Silvinit
Uralkali
0
5
10
15

Slide 4
Leading Global Potash Producer
Mosaic MOP production
•
14% Global
•
39% North America
•
Five mines
Competitive industry position
World capacity approximates 74
million tonnes (all potash products)
Mil tonnes
•Potash Fertilizer Capacity
Source: Fertecon / Mosaic

4
Let’s first  talk about our Potash segment.  Mosaic is one of the world’s top producers of potash with an estimated 14% of global market share.  Potash is produced in only 12 countries in the world, and agricultural giants such as China, India and Brazil depend on imports.

Slide 5 Rebounding Potash Demand World MOP Demand 0 10 20 30 40 50 60 95 96 97 98 99 00 01 02 03 04 05 06 07 08 09F Mil Tonnes Source: Mosaic 10F Low & High Range

5
Following the well documented drop in potash demand last year, we believe potash demand will rebound sharply in calendar 2010.  The nutritional value of potash is critical to optimize crop yields and increase food production and we believe the nutrient has been under-applied historically.
We project the potash market to come into balance during the first half of calendar 2010 as the recent decline in potash prices unleashes significant pent-up demand from all corners of the globe.  We are starting to see this with a recent pickup in sales activity in anticipation of the North American spring planting season. Elsewhere, a couple of weeks ago Canpotex announced the sale of 600 thousand tonnes of MOP to India for delivery in the second calendar quarter.
We forecast that global MOP shipments will increase to 46 to 49 million tonnes in calendar 2010 compared to about 30 million tonnes in calendar 2009. The Fertilizer Institute reports that North
American producer inventories have declined almost 800 thousand tonnes since the end of November.
We project producer stocks to continue to trend downward and inventories likely will drop to average or even below average levels by mid-year.  Longer term, we expect potash demand to grow between 3%
and 3.5% annually.

Estimated Mosaic Potash Capacity
million tonnes KCL
18
16
14
12
10
8
6
4
2
0
Belle Plaine expansions
Esterhazy expansions
Colonsay expansions
Tolling Agreement
Existing Capacity
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020

Slide 6
Growth Opportunities - Our Potash Expansions
Note:  The projected annual capacity includes approximately 1.3 million tonnes that we currently produce under a third party tolling agreement at our Esterhazy, Saskatchewan potash mine that will revert to us when the tolling agreement expires.

6
Mosaic has the capacity to meet the increasing demands from the agricultural market.  We currently own enough mineral reserves to run our potash mines for over 100 years.
In addition, our ongoing expansions are expected to increase annual capacity by over five million tonnes by 2020, ensuring that we will maintain our position as one of the premier potash companies in the world.
We are mindful of the threat of new entrants in this industry and we take these threats seriously.  Time will tell whether these threats become reality.  As a well established, large player in this industry, we believe we are well positioned to bring on new brownfield expansions more economically than greenfield capacity.  We certainly know our markets and customers better than a new entrant would.
Notwithstanding the weak potash market of the past year or so, we are proceeding with our expansion program, as we are confident in the long term supply/demand outlook.  Our expansion program consists of nearly a dozen discrete, multi-year projects at our three Canadian mine sites, and we can adjust the pace of these projects in response to supply/demand dynamics.
In addition, we produce 1.3 million tonnes annually for a competitor under a tolling agreement, which we expect to revert to Mosaic in the near future. When these tonnes revert to Mosaic, we will add 1.3 million tonnes of additional capacity at no additional cost.

Slide 7
Expansions Improve Mosaic’s Cost Structure
0 10 20 30 40 50 60
Mil tonnes
Industry Cost Curve
MOP delivered US cornbelt weighted average cost as of June 30, 2009*
* Excludes Canadian resource taxes and royalties for all Canadian potash producers
Source: Mosaic
Mosaic Average

7
The global potash industry has a relatively flat cost curve. This chart shows estimated cost per tonne for all major potash producers.  Mosaic’s potash cost structure is competitive and should improve as our expansions come on line. The expected increase in sales and production volumes will leverage the existing assets at our three Canadian mines – thereby driving lower cost per tonne.
Our industry leadership, together with our investments to expand capacity, places us in a strong competitive position to leverage the anticipated growth of this market.

Slide 8
World’s Largest Integrated Phosphate Producer
World’s largest capacity of
finished phosphate fertilizer
Mosaic U.S. phosphate
production share
14% Globally
59% U.S.
World scale & efficient
operations
World capacity approximates 76
million tonnes (DAP/MAP/TSP)
•Phosphate Fertilizer Capacity
Mil tonnes
Source: Fertecon / Mosaic

8
Now, let’s turn to our Phosphate segment.  As a large, vertically integrated producer, our Phosphate business possesses its own attractive set of attributes.  We have substantial company-owned rock reserves, granulation capacity, and a worldwide supply chain and distribution network. We have the largest capacity of finished phosphate fertilizer in the world.
Mosaic’s  rock reserves provide a significant competitive advantage over non-integrated producers, where rock input costs are significantly higher than those of Mosaic.  A strategic priority for our phosphates business is to secure additional rock sources outside of North America, to maintain this advantage.

Slide 9 Phosphate Demand Recovery World Processed Phosphate Demand 0 10 20 30 40 50 60 95 96 97 98 99 00 01 02 03 04 05 06 07 08 09F Mil Tonnes Source: Mosaic DAP, MAP and TSP 10F Low & High Range

9
Demand and price momentum in phosphates had been strong until demand came to an abrupt halt early last year.  Raw material costs reset, lowering selling prices and causing buyers to back away from the market.  This is a story most of you know well.
Now, the phosphates market is recovering nicely. This began during our fiscal second quarter, especially in Asia and the Americas, as distributors purchased crop nutrients to meet farmer demand.
We continue to see good product movement for both application and distributor inventory.  Producer stocks are likely to remain at low levels at least through May.
Prices seem to have bottomed a few months ago, and continue on an upward trend.  As of last Friday, prevailing market DAP selling prices approximate $500 per tonne FOB Tampa. This compares with
$380 in early January.

Slide 10 Industry Leading Cost Structure in Phosphate 0 5 10 15 20 25 30 Mil tonnes Industry Cost Curve DAP FOB plant/port weighted average cost as of June 30, 2009 Mosaic U.S. Average Source:Mosaic

10
Unlike the potash industry, the phosphate industry cost curve is steeper – and you can see that Mosaic is one of the world’s low cost producers. We are working on a number of operational fronts to maintain that position, as I will discuss further.

Slide 11
Phosphate Strategic Priorities
Strengthen our competitive position
Leverage scale and location
Low cost rock
Cost advantaged sulfur, competitive ammonia
Procurement leverage
Operational excellence
Maintenance practices
Capital deployment
Energy use and co-generation capacity
Improve coordination of sales and operation planning
Extend phosphate reserves

11
In order to strengthen our competitive advantage, we focus on three strategic priorities:
First, we are working on several initiatives to leverage our scale and geographic  location.  We have a strong competitive position due to low rock, and conversion costs and geographic access to sulfur and ammonia. We are also working to better leverage our procurement processes.
Next, we are focused on improving our operations.  We are implementing  improved processes for maintenance, capital deployment, energy use and co-generation capacity.  In addition, our global sales and operations teams are working closely to improve production planning.
Finally, we continue work to secure the mineral resource base for our U.S. operations and to obtain advantaged access to rock reserves elsewhere in the world.
All of these initiatives are intended to drive stronger cash flow and returns on capital from our
Phosphates segment.

Regina
Colonsay
Belle Plaine
Esterhazy K1 & K2
Plymouth
Savage
Hersey
Pekins
Louisville
Henderson
New Madrid
Carlsbad
Houston
Mexico City
Faustina
Uncle Sam
Bartow
New Wales
Riverview
Gibsonton
Four Corners
Hopewell
Hookers Prairie
South Fort Meade
Wingate
Phosphate Production
Potash Production
Port Operation
Warehouse & Blender
Warehouse (owned)
Major Offices
Candelas
Sorriso
Rio Verde
Alto Araguaia
Uberaba
Sao Paulo
Cubatao
Paranagua
Santiago
San Antonio
Buenos Aires
Quebracho
Concepcion Bay
Beijing
Qinhuangdao
Yantai
Yangzhong City
Gurgaon
Rozy
Hawthorn

Slide 12 Distribution Assets Aligned with Global Demand

12
Mosaic also has a distribution network without peer in our industry – allowing us to move our products where and when needed, efficiently and cost-effectively.
Our industry leading North American distribution capabilities are bolstered by strong networks in prime growth regions such as Asia and Latin America where we combine production assets, blending and bagging facilities, ports and other capabilities.
This global network is especially valuable in balancing seasonal demand patterns. It allows us to run our North American production plants more efficiently as we can ship products to key regions around the world as needed.
We are also taking steps to further align our global distribution network with our North American production assets.  Last quarter, we realigned our business segment reporting to more clearly reflect this strategic change.
Our strategic priorities in Phosphates focus on growing the value of our business and maintaining our position as one of the lowest cost phosphate producers in the world

2.0
1.5
1.0
0.5
0.0
-0.5
-1.0
-1.5
-2.0
$ in billions
1Q08
2Q08
2Q08
4Q08
1Q09
2Q09
3Q09
4Q09
1Q10
2Q10

Strong Financial Position Cash and Cash Equivalents Less Debt * * See appendix for reconciliation of Cash and Cash Equivalents

13
As we have discussed, our overall strategy is to capitalize on attractive long-term agriculture fundamentals by investing in and reengineering our potash and phosphate businesses.
Through the ups and downs of the markets we serve, we have created long term value through sound capital allocation decisions.  Our strong cash flow has allowed us to remain financially strong during the recent economic downturn.  We have demonstrated our willingness and ability to make investments, to divest non-strategic assets and to return cash to shareholders, as appropriate.
As was announced two weeks ago, the sale of our Fosfertil investment will further strengthen our balance sheet and enhance our flexibility. Expected to close in six to nine months, we expect net cash proceeds from this transaction in the range of $900 million. We are evaluating our strategic priorities and uses for these proceeds.

Business Outlook

14 Now I will give a few thoughts on the outlook for the agricultural markets.

World Arable Land per Person

Hectares per
1,000 People
260
240
200
1990
1996
2000
2004
Source: FAO and IHS Global

GDP Growth

Three largest Asian countries by population

13%
9%
5%
2004
2006
2010F
2012F
Source: IHS Global Insight
China
India
Indonesia

Mosaic

Slide 15 Growing Global Affluence + Fuel

15
Long term agricultural fundamentals continue to look positive.  We believe several macro trends will continue to place increasing pressure on the global food supply.
Increasing population is stretching the world’s arable land.  On a per capita basis, arable land has been steadily declining.
In addition, continued economic development means a greater demand for higher calorie, higher protein diets.  The combination of less arable land per capita and increasing demands for better quality food means continual pressure on the agricultural sector.
Biofuels are another factor placing significant stress on the food supply.  In the US, the ethanol mandate increases from 10.5 billion gallons in 2009 to 12 billion gallons in 2010.  Recent developments in policy indicate a bias for continued support for corn based ethanol.
To meet food and fuel demands, grain production will need to increase substantially in the future.
Improved farming practices, including proper application of crop nutrients, is vital to grow the food the world needs.

Slide 16
Growing Grain & Oilseed Use
World Grain and Oilseed Production and Use
2.0
2.1
2.2
2.3
2.4
2.5
2.6
2.7
2.8
99/00 00/01 01/02 02/03 03/04 04/05 05/06 06/07 07/08 08/09 09/10 10/11
L
10/11
M
10/11
H
Bil Tonnes
Production Use
Source: USDA and Mosaic
2010/11 Scenario Assumptions
Low Medium High
Harvested Area Change -0.5% -0.5% -0.5%
Yield Deviation from 11-Year Trend Largest Negative 0 Largest Positve
Demand Growth 1.5% 2.0% 2.5%

16
Here we show the increase in grain and oilseed production and use over the past decade.
As you can see, use has grown slowly, but consistently. History has proven that economic slowdowns don’t have a large negative impact on food consumption – people need to eat whatever the economic climate.
On the production side, we have seen significant increases over the past two years.  This growth has come from increased harvested land and above trend yields.  However, as you can see, we need to continue this above trend growth just to stay even with projected use.

Slide 17
More Cushion but Stocks Still Not at Secure Levels
World Grain and Oilseed Stocks
250
300
350
400
450
500
550
600
650
99/00 00/01 01/02 02/03 03/04 04/05 05/06 06/07 07/08 08/09 09/10 10/11
L
10/11
M
10/11
H
Mil Tonnes
40
50
60
70
80
90
100
110
120
Days of Use
Stocks Days of Use
Source: USDA and Mosaic
2010/11 Scenario Assumptions
Low Medium High
Harvested Area Change -0.5% -0.5% -0.5%
Yield Deviation from 11-Year Trend Largest Negative 0 Largest Positve
Demand Growth 1.5% 2.0% 2.5%

17
Back-to-back bumper crops have built global grain and oilseed stocks and calmed agricultural markets.
Supply has responded to higher prices and good weather.
Our base forecast assumes a trend yield and a slight decrease in harvested area. We expect the stock to use ratio to remain at a relatively low level.
We believe global grain and oilseed stocks still are not at a secure enough level to withstand weather or other shocks over a period of time.  Note that most of the increase in stocks in the past year has come from wheat.  Stocks in many other commodities remain at low levels.  Therefore, we will likely continue to see spikes in some commodity prices.
Farmers cannot afford to take their foot off the food production accelerator.

$ Acre
Return After Variable Cost
for a U.S. Midwest High Yield Farm Operation
Source: Iowa State University and Mosaic
$700
$600
$500
$400
$300
$200
$100
$0
2005
2006
2007
2008
2009
2010
Soybeans
Corn Following Soybeans
Corn Following Corn

Bu Corn
Crop Nutrient Costs on Corn in Iowa
Bushels of Corn Per Acre
45
40
35
30
25
20
15
10
5
0
2002
2003
2004
2005
2006
2007
2008
2009
Sources: Iowa State University, USDA and Mosaic

Slide 18
Farm Economics
Key assumptions
ISU application rate recommendations
2009 and 2010 crops sold at CBOT closing prices on March  4, 2010 less basis
Fertilizer prices for 2003 - 2009 are from USDA. 2010 fertilizer prices are based on current spot wholesale prices

18
Farmer economics remain relatively strong despite the recent downward trend in grain markets.
The graph at the left shows farmer profitability.  Grain prices remain at relatively high levels as compared to historical prices.  At the same time, input prices have reset.  This has allowed farmers to remain profitable.
The graph on the right shows the number of bushels of corn that a farmer would have to sell in order to pay for crop nutrients.  This indicates that the cost of crop nutrients has declined to the low end of the recent historical range.

Slide 19
Growth Expected to Resume
World Nutrient Use
110
120
130
140
150
160
170
180
190
95 96 97 98 99 00 01 02 03 04 05 06 07 08E 09F 10F
Source:  IFA November 2009
Mil Tonnes
2007/08 2008/09E 2009/10F 2010/11F
Nitrogen 3.2% -1.5% 1.6% 2.6%
Phosphate 0.1% -10.5% 3.0% 6.2%
Potash 6.8% -19.8% -4.5% 13.5%
Total 3.1% -6.7% 1.0% 4.9%
Changes in World Fertilizer Consumption

19
Following the drop in nutrient use in 2008 and 2009, we expect use to rebound significantly beginning this year.  Over the next several years, the International Fertilizer Industry Association projects crop nutrient use to increase 12% over the peak 2007 period.
Agronomic science points to the need for the replenishment of nutrients in the soil, a fact well-
understood by farmers as they plan for this year’s crop.  Given favorable demand trends, lower input costs and growing confidence across the supply chain – it is not surprising that we are seeing signs of recovery.

Slide 20
Key Takeaways
Focus on value creation
Global leader with vertically integrated
operations
Potash growth projects at attractive
capital costs
Phosphate growth options in rock
reserves and acquisitions
Encouraging recent market trends

20
In closing, I would like to emphasize several key points about Mosaic.  First, we have managed well through a challenging year while keeping a focus on long term value creation.
Second, we are an established industry leader with vertically integrated operations, a strong balance sheet and a broad international presence.  Our global scale is unmatched due to our strength in both potash and phosphates.
Next, we are making significant investments to grow our capacity in Potash at competitive costs.
In addition, we are strengthening our Phosphates business by improving efficiencies at our plants and mines and exploring opportunities to expand rock reserves outside North America.
Finally, signs suggest a recovery in demand for nutrients is underway.  We expect shipments and applications to return to more normalized levels in calendar 2010.
We remain confident in Mosaic’s long-term outlook.  Agricultural fundamentals remain positive because of continued global demand for food and fuel.  We are seeing encouraging signs of a return to confidence and optimism in the farm sector with farmers prepared to invest in the coming planting season.  Mosaic is uniquely positioned as a leading supplier of both potash and phosphate products needed by agricultural producers worldwide.

Thank you!

21 Thank you for your time this morning. I appreciate you listening to Mosaic’s story and our outlook for the future. Now I’d be happy to take questions.

Slide 22
Appendix:  Cash and Cash Equivalents Less Debt Reconciliation
$ in billions
Period Ended
Cash and Cash
Equivalents
Short-Term
Debt
Current
Maturities
Long-Term
Debt Total Debt
Net (Debt)
Cash
August 31, 2007 $            0.60 $          0.20 $         0.50 $       1.60 $        2.20 $       (1.60)
November 30, 2007 0.60 0.10 0.20 1.40 1.70 (1.00)
February 29, 2008 1.10 0.20 - 1.40 1.70 (0.50)
May 31, 2008 2.00 0.10 - 1.40 1.60 0.40
August 31, 2008 2.20 0.10 0.10 1.30 1.50 0.70
November 30, 2008 2.80 0.10 - 1.30 1.40 1.40
February 28, 2009 2.50 0.10 - 1.30 1.40 1.10
May 31, 2009 2.70 0.10 - 1.30 1.40 1.30
August 31, 2009 2.60 0.10 - 1.30 1.40 1.20
November 30, 2009 2.60 0.10 - 1.30 1.40 1.20
Source: Cash and cash equivalents from 10Q/10K as filed.  Total debt includes Short term debt, Current maturities of long-term debt, Long-term debt less current maturities, Long-term debt due to Cargill Inc and affiliates.
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